Exhibit 99.1

Contacts:

Amy Pesante – Analysts/Investors
FTI Consulting
212-850-5758
alliancedata@fticonsulting.com

Tiffany Louder – Investor Relations
Alliance Data
214-494-3048
tiffany.louder@alliancedata.com

Alyson Lupo – Media
Alliance Data
214-494-3818
alyson.lupo@alliancedata.com

ALLIANCE DATA’S CANADIAN LOYALTY BUSINESS ANNOUNCES NEW MULTI-YEAR AGREEMENT WITH OLD NAVY (CANADA)

AIR MILES® Reward Miles to be issued in All Retail Stores Across Canada

DALLAS, August 1, 2013 -- Alliance Data Systems Corporation (NYSE: ADS), a leading provider of loyalty and marketing solutions derived from transaction-rich data, today announced that its Canadian loyalty business signed a new multi-year agreement with Old Navy (Canada) to issue AIR MILES reward miles in all of its 66 Old Navy retail locations across Canada.

With this agreement, Old Navy becomes the first family apparel specialty retail partner for the AIR MILES Reward Program, among the coalition’s expanding retail category, joining more than 220 leading brand-name sponsors representing thousands of retail and service locations and global online brands.

The AIR MILES Reward Program is Canada's premier coalition loyalty program, with approximately two-thirds of Canadian households actively collecting reward miles.

Old Navy will issue AIR MILES reward miles to its customers in-store beginning August 1, 2013 just in time for the important back-to-school shopping season.

“The signing of this significant retail partnership further solidifies our approach to expand our presence in the growing specialty retail segment,” said Bryan Pearson, president of LoyaltyOne, owner and operator of the AIR MILES Reward Program. “Old Navy’s on-trend apparel has fast become a favourite in Canadian families’ wardrobes and we look forward to this sponsor’s participation within our broad coalition.”

“We’re excited to join the AIR MILES Reward Program as their first family apparel specialty retail partner,” said David Jessop, Senior Director, Old Navy Canada. “We know our customers are AIR MILES collectors, and we look forward to offering AIR MILES reward miles in time for the back-to-school shopping season.”

About Old Navy

Old Navy originated in 1994 and quickly became one of the world’s most successful brands, offering customers the latest fashion at great prices. Today, the brand continues to offer on-trend apparel and irresistible basics for adults and children at a surprising value. And, best of all, Old Navy brings it all to customers in a fun, energizing shopping environment. To learn more, visit www.oldnavy.ca or follow us at www.Facebook.com/OldNavy and www.Twitter.com/OldNavyCA.

About LoyaltyOne

LoyaltyOne is a global leader in the design and implementation of coalition loyalty programs, customer analytics and loyalty services for Fortune 1000 clients around the world. LoyaltyOne's unparalleled track record delivering sustained business performance improvement for clients stems from its unique combination of hands-on practitioner experience and continuous thought leadership. LoyaltyOne has over 20 years history leveraging data-driven insights to develop and operate some of the world's most effective loyalty programs and customer-centric solutions. These include the AIR MILES Reward Program, North America's premier coalition loyalty program and a working partnership with Latin America's leading coalition program, dotz. LoyaltyOne is also the equity partner of Direxions, a loyalty pioneer headquartered in India and the owner of COLLOQUY, a group dedicated to research, publishing and education for the global loyalty industry. LoyaltyOne is an Alliance Data company. For more information, visit www.loyalty.com.

About Alliance Data

Alliance Data® (NYSE: ADS) and its combined businesses is North America’s largest and most comprehensive provider of transaction-based, data-driven marketing and loyalty solutions serving large, consumer-based industries. The Company creates and deploys customized solutions, enhancing the critical customer marketing experience; the result is measurably changing consumer behavior while driving business growth and profitability for some of today’s most recognizable brands. Alliance Data helps its clients create and increase customer loyalty through solutions that engage millions of customers each day across multiple touch points using traditional, digital, mobile and other emerging technologies. Headquartered in Dallas, Alliance Data and its three businesses employ approximately 11,000 associates at more than 70 locations worldwide.

Alliance Data consists of three businesses: Alliance Data Retail Services, a leading provider of marketing-driven credit solutions; Epsilon®, a leading provider of multichannel, data-driven technologies and marketing services; and LoyaltyOne®, which owns and operates the AIR MILES® Reward Program, Canada’s premier coalition loyalty program. For more information about the company, visit our web site, www.AllianceData.com, or you can follow us on Twitter at www.Twitter.com/AllianceData.

Alliance Data’s Safe Harbor Statement/Forward Looking Statements

This release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements may use words such as "anticipate," "believe," "continue, " "could," "estimate," "expect," "intend, " "may, " "predict," "project," "would," and similar expressions as they relate to us or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions, including those discussed in our filings with the Securities and Exchange Commission.

If one or more of these or other risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this presentation reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise, except as required by law.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this presentation regarding Alliance Data Systems Corporation's business which are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, see "Risk Factors" in the Company's Annual Report on Form 10-K for the most recently ended fiscal year. Risk factors may be updated in Item 1A in each of the Company's Quarterly Reports on Form 10-Q for each quarterly period subsequent to the Company's most recent Form 10-K.

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